                                                                    EXHIBIT 10.1

                   SECURED REVOLVING LINE OF CREDIT AGREEMENT

         This Revolving Line of Credit Agreement (the "AGREEMENT") is made and entered into on this 18th day of July 2007, by and between CANVASBACK COMPANY LIMITED, a company organized and validly existing under the laws of Anguilla ("LENDER"), and RECLAMATION CONSULTING AND APPLICATIONS, INC., a corporation duly organized and validly existing under the laws of the State of Colorado ("BORROWER").

         In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

                                    ARTICLE I

                            REVOLVING LINE OF CREDIT

1.1 LINE OF CREDIT. Lender hereby establishes for a period extending from the date hereof to July 18, 2009 (the "MATURITY DATE") a revolving line of credit (the "CREDIT LINE") for Borrower in the principal amount of Three Million Dollars ($3,000,000) (the "CREDIT LIMIT"). In connection herewith the Parties have executed a Security Agreement of even date hereof (the "SECURITY AGREEMENT") and Borrower has executed and delivered to Lender a Promissory Note of even date herewith (the "PROMISSORY NOTE"). (This Agreement, the Security Agreement and the Promissory Note shall collectively be referred to as the "LOAN DOCUMENTS.") All sums advanced on the Credit Line or pursuant to the terms of this Agreement (each an "ADVANCE") shall become part of the principal under the Promissory Note.

1.2 ADVANCES. Any request for an Advance may be made from time to time and in such amounts as Borrower may choose; provided, however, any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Credit Limit. Requests for Advances may be made orally or in writing by such officer of Borrower authorized by it to request such Advances. Until such time as Lender may be notified otherwise, Borrower hereby authorizes its President, Chief Executive Officer, Chief Financial Officer or any Vice President to request Advances. Lender has no obligation to make any requested Advance and the decision to lend such money lies in the sole and complete discretion of Lender. Should Lender approve any such requested Advance, Lender shall deposit or credit the amount of such requested Advance to Borrower's checking account with Lender. The funds from the Advances may be used by Borrower for the satisfaction of Borrower's debts and obligations, for the Borrower's operating expenses, and for other business purposes.

1.3 INTEREST. All sums advanced pursuant to this Agreement shall bear simple interest from the date each Advance is made until paid in full at the rate of twelve percent (12%) per annum, simple interest, calculated using a 365-day year (the "EFFECTIVE RATE").

1.4 CONVERSION OF CERTAIN LOANS. The Parties agree that in April, June and June 2007, Lender loaned Borrower an aggregate principal amount of Five Hundred Ninety Thousand Dollars ($590,000) which together with accrued interest in the amount of Eight Thousand One Hundred Ninety-Two Dollars and Eighty-Eight Cents ($8,192.88.88) on the date hereof has an outstanding balance of Five Hundred Ninety Eight Thousand One Hundred Ninety Two Dollars and Eighty-Eight Cents ($598,192.88) as described in Schedule A attached hereto (the "INTERIM LOANS"), which Lender is a true and complete list of all amounts loaned by Lender to the Company from April 4, 2007 through and including the date of this Agreement. Upon execution of this Agreement, the Parties hereby agree the outstanding balance of Five Hundred Ninety-Eight Thousand One Hundred Ninety-Two Dollars and Eighty-Eight Cents ($598,192.88) owed by Borrower on the Interim Loans to Lenders of the date hereof shall, as of the date hereof, be deemed an Advance under the Credit Line and shall henceforth governed by the Loan Documents. Any oral or written agreements regarding the Interim Loans entered into by the Parties prior to the execution of this Agreement shall be null and void.

1.5 REPAYMENT. All accrued unpaid interest outstanding under the Credit Line as of July 18, 2008 shall be paid by Borrower to Lender no later then July 31, 2008. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date. All payments shall be made to Lender at such place as Lender may, from time to time, designate. All payments received hereunder shall be applied, first to accrued interest; and second, to principal. Borrower may prepay principal at any time without penalty.

1.6 SECURITY AGREEMENT. The Line of Credit is secured by a security interest in all the assets of the Company pursuant to the terms of the Security Agreement.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

2.1 REPRESENTATIONS AND WARRANTIES OF BORROWER. In order to induce Lender to enter into this Agreement and to make the advances provided for herein, Borrower represents and warrants to Lender as follows:

          (a) Borrower is a duly organized, validly existing, and in good standing under the laws of the State of Colorado with the power to own its assets and to transact business in California, and in such other states where its business is conducted.

          (b) Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

          (c) The execution, delivery and performance of this Agreement and each document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, article of incorporation, by-law, indenture, contract, agreement, or other undertaking to which Borrower is a party, or which purports to be binding on Borrower or its assets and will not result in the creation or imposition of a lien on any of its assets.

          (d) There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined, would have a material adverse affect on the financial condition of Borrower or the operation of its business

2.2 REPRESENTATIONS AND WARRANTIES OF LENDER. Lender hereby represents and warrants to Borrower, as of the date hereof, the following:

         (a) Lender is a limited liability company duly organized and validly existing under the laws of the Anguilla, and has full power and authority to enter into, execute and perform this Agreement, which Agreement, once executed by Lender, shall be the valid and binding obligation of Lender, enforceable against it by any court of competent jurisdiction in accordance with its terms;

         (b) the individuals signing this Agreement on behalf of Lender are the duly elected executive officers of Lender so indicated, and have full power and authority to enter into, execute, deliver and perform this Agreement for and on behalf of Lender;

         (c) Lender is not bound by or subject to any contract, agreement, court order or judgment, administrative ruling, law, regulation or any other item which prohibits or restricts such party from entering into and performing this Agreement in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Agreement in accordance with its terms by Lender.

         (d) with respect to the Note (the "SECURITIES") being acquired (or which may be acquired) by Lender:

                   (i) Lender is and will be acquiring the Securities for its own account, and not with a view toward the subdivision, resale, distribution, or fractionalization thereof; Lender has no contract, undertaking, or arrangement with any person to sell, transfer, or otherwise dispose of the Securities (or any portion thereof hereby subscribed for), and has no present intention to enter into any such contract, undertaking, agreement or arrangement;

                   (ii) this subscription for Securities by Lender is not the result of any form of general solicitation or general advertising;

                  (iii) Lender hereby acknowledges that: (A) the offering of the Securities was made only through direct, personal communication between Lender and Borrower; (B) Lender has had full access to material concerning Borrower's planned business and operations, which material was furnished or made available to Lender by officers or representatives of Borrower; (C) Borrower has given Lender the opportunity to ask any questions and obtain all additional information desired in order to verify or supplement the material so furnished; and
                           (D) Lender understands and acknowledges that a purchaser of the Securities must be prepared to bear the economic risk of such investment for an indefinite period because of: (I) the heightened nature of the risks associated with an investment in Borrower due to its status as an early-stage company, including without limitation the risk of loss of the entire amount of their investment; and (II) illiquidity of the Securities due to the fact that
                           (1) the Securities have not been registered under the 1933 Act or any state securities act (nor passed upon by the SEC or any state securities commission), and
                           (2) the Securities may not be registered or qualified by Lender under federal or state securities laws solely in reliance upon an available exemption from such registration or qualification, and hence such Securities cannot be sold unless they are subsequently so registered or qualified, or are otherwise subject to any applicable exemption from such registration requirements; and (3) substantial restrictions on transfer of the Securities, as set forth by legend on the face or reverse side of every certificate evidencing the ownership of the Securities;

         (e) Lender is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Act, or, if Lender is non-accredited, then he and/or she has sufficient business expertise and sophistication so as to be able to make a determination concerning the relative risks and merits of an investment in the securities, and has a pre-existing business or personal relationship with at least one of the shareholders, directors or executive officers of Borrower; and

         (f) Lender has been advised to consult with an attorney regarding all legal matters concerning the purchase and ownership of the Securities, and with a tax advisor regarding the tax consequences of purchasing such Securities


                                   ARTICLE III

                                    CLOSING

3.1 CLOSING. The closing of the transactions contemplated by this Agreement shall take place on July 18, 2007 at 10:00 a.m., P.D.T. at the offices of the August Law Group, P.C., The Atrium Building, 19200 Von Karman Avenue, Suite 900, Irvine, California 92612, or at such other location, date and time as may be agreed upon between Canvasback and the Company (such closing being called the "CLOSING" and such date and time being called the "CLOSING DATE"). At the Closing, the Company shall issue and deliver to the Purchaser the Notes as consideration for the Secured Debt.


                                   ARTICLE IV

                         EVENTS OF DEFAULT AND REMEDIES

4.1 EVENTS OF DEFAULT. Debtor shall be in default under this Agreement on the occurrence of any of the following events or conditions and the failure of Borrower to cure such events or conditions within ten (10) business days following written notice from Lender describing with particularity the event or condition giving rise to an event of default:

         (a) Failure to pay any principal or interest hereunder after the same becomes due.

         (b) Any representation or warranty made by Borrower in this Agreement or in connection with any borrowing or request for an Advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

         (c) Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

         (d) Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

         (e)      Any material default by Borrower under the Security Agreement.

4.2 REMEDIES. Upon the occurrence of an event of default as defined above, Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind, and Lender may suspend or terminate any obligation it may have hereunder to make additional Advances. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

5.1 NOTICES. All notices, requests, demands and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of personal service or transmission by fax if such transmission is received during the normal business hours of the addressee, or on the first business day after sending the same by overnight courier service or by telegram, or on the third business day after mailing the same by first class mail, or on the day of receipt if sent by certified or registered mail, addressed as set forth below, or at such other address as any party may hereafter indicate by notice delivered as set forth in this Section 5.1:

                 If to Borrower:                Reclamation Consulting &
                                                Applications, Inc.
                                                940 Calle Amanecer, Suite E
                                                San Clemente, CA 92673
                                                Attn: Mr. Gordon W. Davies
                                                      President

                 With a copy (which shall
                 not constitute notice) to:     August Law Group, P.C.
                                                19200 Von Karman, Suite 900
                                                Irvine, California  92614
                                                Attn: Kenneth S. August, Esquire
                                                      President

                 If to Lender:                  Canvasback Company Limited
                                                Hannah Waiver House
                                                The Valley, Anguilla,
                                                British West Indies
                                                Attn: Ms. Bernadine Romney
                                                      Authorized Signatory

                 With a copy (which shall
                 not constitute notice) to:     ________________________________
                                                ________________________________
                                                ________________________________
                                                Attn:    _______________________
                                                ________________________________

5.2 ENTIRE AGREEMENT. This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and the transactions contemplated hereby, and supersedes any and all prior oral or written agreements, statements, representations, warranties or understandings between the parties, all of which are merged herein and superseded hereby.

5.3 BINDING AGREEMENT; ASSIGNMENT. This Agreement shall constitute the binding agreement of the parties hereto, enforceable against each of them in accordance with its terms. The Loan Documents shall inure to the benefit of each of the parties hereto, and their respective successors and permitted assigns; provided, however, that the Loan Documents may not be assigned (whether by contract or by operation of law) by Lender without the prior written consent of Borrower, which consent may be given or withheld in the sole discretion of Borrower, PROVIDED HOWEVER, that any such permitted assignee of any of the Loan Documents, executes an assignment agreement or such other document as Borrower may reasonably request containing all the representations, warranties and covenants contained in this Agreement and certifying to Borrower that such permitted assignee is an "Accredited Investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Act,.

5.4 WAIVER. No waiver of any provision of this Agreement shall be deemed to be or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

5.5 HEADINGS. The headings provided herein are for convenience only and shall have no force or effect upon the construction or interpretation of any provision hereof.

5.6 COUNTERPARTS; FACSIMILES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimiles containing original signatures shall be deemed for all purposes to be originally-signed copies of the documents which are the subject of such facsimiles.

5.7 FURTHER DOCUMENTS AND ACTS. Each party agrees to execute such other and further documents and to perform such other and further acts as may be reasonably necessary to carry out the purposes and provisions of this Agreement.

5.8 GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

5.9 SEVERABLE PROVISIONS. The provisions of this Agreement are severable, and if any one or more provisions is determined to be illegal, indefinite, invalid or otherwise unenforceable, in whole or in part, by any court of competent jurisdiction, then the remaining provisions of this Agreement and any partially unenforceable provisions to the extent enforceable in the pertinent jurisdiction, shall continue in full force and effect and shall be binding and enforceable on the parties.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



RECLAMATION CONSULTING
AND APPLICATIONS, INC.:                     ATTEST:


   By:   /s/ Gordon W. Davies            By: /s/ Michael C. Davies
         Gordon W. Davies                       Michael C. Davies
         President                              Secretary





CANVASBACK COMPANY LIMITED:

   By:    /s/ Bernadine Romney
   Name:  Bernadine Romney
          Authorized Signatory

                                   SCHEDULE A

                                       TO

                   SECURED REVOLVING LINE OF CREDIT AGREEMENT

                               DATED JULY 18, 2007
--------------------------------------------------------------------------------


Date              Original Amount            Loan Balance

26-Apr-07            $50,000                   $ 50,000
30-Apr-06            $100,000                  $150,000
29-May-07            $100,000                  $250,000
07-June-07           $100,000                  $350,000
29-June-07           $200,000                  $550,000
13-July-07           $30,000                   $580,000
16-July-07           $10,000                   $590,000


Accrued Interest as Of July 18, 2007         $ 8,192.88


Balance of Interim
Loans as of July 18, 2007                   $598,192.88

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER THE LAWS OF ANY STATE, AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.


                                 PROMISSORY NOTE
                                 ---------------

$3,000,000                                                         July 18, 2007

         FOR VALUE RECEIVED, RECLAMATION CONSULTING AND APPLICATIONS, INC., a corporation organized and existing under the laws of the State of Colorado (hereinafter referred to as the "BORROWER"), hereby promises to pay to the order of CANVASBACK COMPANY LIMITED, an Anguilla company, (hereinafter referred to as the "LENDER"), at his/her/its principal address located at Hannah Waiver House, The Valley, Anguilla BWI, or such other place or places as the Lender may hereafter direct from time to time, in lawful money of the United States and in immediately available funds, the principal sum of Three Million Dollars ($3,000,000), or such other or greater amount as may be outstanding, plus all accrued unpaid interest. This Promissory Note (hereinafter referred to as the "NOTE") shall accrue simple interest at the rate of twelve percent (12%) per annum, calculated on the basis of a 365-day year from the date of this Note. All accrued unpaid interest outstanding under this Note as of July 18, 2008 shall be paid by Borrower to Lender no later then July 31, 2008. The aggregate amount of all principal and all accrued, unpaid interest shall be due and payable on July 17, 2009 (hereinafter referred to as the "MATURITY DATE"). This Note shall be secured by Borrower but shall be non-recourse as to any shareholder, officer, director, employee, agent or representative of Borrower.

1. REVOLVING LINE OF CREDIT AGREEMENT. This Note is issued pursuant to that certain Revolving Line of Credit Agreement, dated as of July 18, 2007, by and between Borrower and the Lender (the "CREDIT AGREEMENT"), and is subject to the provisions thereof. If any dispute arises between the terms of the Credit Agreement and the terms of this Note, the terms of the Credit Agreement shall prevail. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note, by a Schedule attached to this Note, or by the Lender's internal records, including computer printouts.

2. PREPAYMENT. Borrower shall have the right to prepay the principal amount of this Note, in whole or in part, at any time and from time to time, prior to the Maturity Date, without penalty, during the term of this Note, provided that at the time of such prepayment, Borrower shall also pay to Lender all unpaid interest accrued on the principal amount of this Note through the date of prepayment.

3. SECURITY AGREEMENT. This Note is secured by a security interest in all of Borrower's assets, which security interest was granted by Borrower to the original holder of the Note pursuant to the terms of a certain security agreement of even date hereof (the "SECURITY AGREEMENT").

4. TRANSFERS. This Note may be transferred only in compliance with the Credit Agreement and with applicable federal and state securities laws, and only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to Borrower. Thereupon, a new promissory note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note. Lender agrees to provide a form W-9 to Borrower on request.

5. WAIVER. No waiver of any provision of this Note shall be deemed to be or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. This Note shall inure to the benefit of the Lender, his heirs, executors, successors and permitted assigns, PROVIDED, however, that this Note shall not be assignable to any party by contract or by operation of law without the prior written consent of Borrower. The obligations of Borrower arising hereunder shall become the obligations of any successor in interest or assignee thereof, whether by contract or by operation of law.

6. GOVERNING LAW; VENUE. This Note shall be governed by and construed in accordance with the internal laws of the State of California applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Note, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange.


BORROWER:

RECLAMATION CONSULTING                         ATTEST:
 AND APPLICATIONS, INC.

   By: ___________________________             By:  ___________________________
       Gordon Davies                                Mr. Mike Davies
       President                                    Secretary